UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Walmart Inc.
(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.10 per share	The Nasdaq Stock Market LLC
2.550% Notes due 2026	The Nasdaq Stock Market LLC
1.050% Notes due 2026	The Nasdaq Stock Market LLC
1.500% Notes due 2028	The Nasdaq Stock Market LLC
4.875% Notes due 2029	The Nasdaq Stock Market LLC
5.750% Notes due 2030	The Nasdaq Stock Market LLC
1.800% Notes due 2031	The Nasdaq Stock Market LLC
5.625% Notes due 2034	The Nasdaq Stock Market LLC
5.250% Notes due 2035	The Nasdaq Stock Market LLC
4.875% Notes due 2039	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None
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EXPLANATORY NOTE
Walmart Inc. (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listings from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”) of: (i) the Company’s common stock, par value $0.10 per share (the “Common Stock”), (ii) the Company’s 2.550% Notes due 2026 (the “2.550% 2026 Notes”); the Company’s 1.050% Notes due 2026 (the “2026 Notes”); the Company’s 1.500% Notes due 2028 (the “2028 Notes”); the Company’s 4.875% Notes due 2029 (the “2029 Notes”); the Company’s 5.750% Notes due 2030 (the “2030 Notes”); the Company’s 1.800% Notes due 2031 (the “2031 Notes”); the Company’s 5.625% Notes due 2034 (the “2034 Notes”); the Company’s 5.250% Notes due 2035 (the “2035 Notes”); and the Company’s 4.875% Notes due 2039 (the “2039 Notes” and collectively with the 2.550% 2026 Notes, the 2026 Notes, the 2028 Notes, the 2029 Notes, the 2030 Notes, the 2031 Notes, the 2034 Notes, and the 2035 Notes, the “Company Notes”). The Common Stock and the Company Notes will trade on Nasdaq under the symbols “WMT”, “WMT26”, “WMT26A”, WMT28C”, WMT29B”, WMT30B”, “WMT31A”. “WMT34”, “WMT35A”, and “WMT39”, respectively. The Company expects the listing and trading of the Common Stock and the Company Notes on the NYSE to cease at the close of trading on or about December 8, 2025, and the listing and the trading of the Common Stock and the Company Notes on Nasdaq to begin at market open on or about December 9, 2025.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Common Stock
    The description of the Common Stock under the caption “Description of Common Stock” included in Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (File No. 001-06991) filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024 (the “Annual Report”) is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.
Company Notes
    The 2.550% 2026 Notes, the 2026 Notes, the 2028 Notes, the 2029 Notes, the 2030 Notes, the 2031 Notes, the 2034 Notes, and the 2039 Notes were each issued under an Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (“BNYM”) , as successor-in-interest to J.P. Morgan Trust Company, National Association (“JPMTC”), as trustee, as amended by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018, which are incorporated herein by reference to Exhibit 4.4, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7 hereto, respectively.
    The 2030 Notes were issued under an Indenture, dated as of December 11, 2002, between the Company and BNYM, as successor trustee to JPMTC, as successor trustee to Bank One Trust Company, NA (“Bank One”), as trustee, which is incorporated herein by reference to Exhibit 4.3 hereto.

    The 2035 Notes were issued under an Indenture, dated as of April 1, 1991, between the Company and BNYM, as successor trustee to JPMTC, as successor trustee to Bank One, as successor trustee to the First National Bank of Chicago, as trustee, as amended by the First Supplemental Indenture, dated as of September 9, 1992, which are incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2 hereto, respectively.
    The description of the Company Notes under the caption “Description of Debt Securities” included in Exhibit 4.8 to the Annual Report is incorporated herein by reference.

Item 2. Exhibits

4.1	Indenture dated as of April 1, 1991, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, as successor trustee to The First National Bank of Chicago, Trustee, is incorporated herein by reference to Exhibit 4(a) to Registration Statement on Form S-3 (File Number 33-51344)*

4.2	First Supplemental Indenture dated as of September 9, 1992, to the Indenture dated as of April 1, 1991, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, as successor trustee to The First National Bank of Chicago, Trustee, is incorporated herein by reference to Exhibit 4(b) to Registration Statement on Form S-3 (File Number 33-51344)*

4.3
Indenture dated as of December 11, 2002, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, is incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-3 (File Number 333-101847)

4.4
Indenture dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association is incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-3 (File Number 333-126512)

4.5
First Supplemental Indenture, dated December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File Number 333-130569)

4.6
Second Supplemental Indenture, dated December 19, 2014, between the Company and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.3 to Registration Statement on Form S-3 (File Number 333-201074)

4.7
Third Supplemental Indenture, dated June 26, 2018, between the Company and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4(S) to Current Report on Form 8-K filed on June 26, 2018

4.8	Series Terms Certificate as to the 1.050% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed on September 15, 2021

4.9	Series Terms Certificate as to the 1.500% Notes Due 2028 of the Company is incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 15, 2021

4.10	Series Terms Certificate as to the 4.875% Notes Due 2029 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on September 18, 2009

4.11	Series Terms Certificate as to the 1.800% Notes Due 2031 of the Company is incorporated herein by reference to Exhibit 4.3 to Current Report on Form 8-K filed on September 15, 2021

4.12	Series Terms Certificate as to the 5.625% Notes Due 2034 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on March 26, 2009

4.13	Series Terms Certificate as to the 5.25% Notes Due 2035 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on September 28, 2004

4.14	Series Terms Certificate as to the 4.875% Notes Due 2039 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on December 18, 2006

4.15	Series Terms Certificate as to the 2.550% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4(d) to Registration Statement on Form 8-A filed on April 2, 2014.

4.16	Form of Global Note representing the 1.050% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4.6 to Current Report on Form 8-K filed on September 15, 2021

4.17	Form of Global Note representing the 1.500% Notes Due 2028 of the Company is incorporated herein by reference to Exhibit 4.7 to Current Report on Form 8-K filed on September 15, 2021

4.18	Form of Global Note representing the 4.875% Notes Due 2029 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on September 18, 2009

4.19	Form of Global Note representing the 5.750% Notes Due 2030 of the Company is incorporated herein by reference to Exhibit 4(d) to Current Report on Form 8-K filed on December 21, 2000

4.20	Form of Global Note representing the 1.800% Notes Due 2031 of the Company is incorporated herein by reference to Exhibit 4.8 to Current Report on Form 8-K filed on September 15, 2021

4.21	Form of Global Note representing the 5.625% Notes Due 2034 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on March 26, 2009

4.22	Form of Global Note representing the 5.250% Notes Due 2035 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on September 28, 2004

4.23	Form of Global Note representing the 4.875% Notes Due 2039 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on December 18, 2006

4.24	Form of Global Note to represent the 2.550% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4(f) to the Registration Statement on Form 8-A filed on April 2, 2014.

* This Exhibit was originally filed in paper format. Accordingly, a hyperlink has not been provided.

SIGNATURE
Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 8, 2025

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance